                                                                EXHIBIT 99-B.4.6

                               CONTRACT SCHEDULE I
                               ACCUMULATION PHASE
                          FOR INSTALLMENT PAY PREMIUMS

CONTROL OF CONTRACT (see 1.03)

          This is a Contract between the Contract Holder and the Company only to satisfy the purchase requirements of Code Section 403(b)(1). The Contract Holder has no right, title, or interest in the value of Individual Accounts established under the Contract.

          Participants own all amounts held in their Individual Accounts and may make any choices allowed under the Contract.

          The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984 (REA).

          The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.

MAINTENANCE FEE (see 1.16)

          The maintenance fee for each Individual Account is [$XX] as of the Effective Date of the Contract and is subject to change (see 1.18). The fee will never exceed [$30].

CONTRIBUTION LIMITS (see 2.01)

          Each year, Contributions to the Contract are limited to the lesser of:

          (a) The maximum exclusion allowance (MEA) limit under Code Section 403(b); or

          (b) The amount set forth in Code Section 415, generally, 25% of compensation up to $30,000.

          In addition, salary reduction Contributions as defined in Code Section 402(g) may not exceed $10,000, or such larger amount as adjusted by the Secretary of the Treasury during any calendar year, unless the alternative limitation under Code Section 402(g)(8) applies.

SEPARATE ACCOUNT (see 3.01)

          Variable Annuity Account [C]

DAILY CHARGES TO THE SEPARATE ACCOUNT (see 3.07)

          Charges to the Separate Account are subject to change (see 1.18). The charges as of the Effective Date of the Contract are as follows:

          Mortality and Expense Risk Charge: [X.XX%] (annual basis)
               This charge will never exceed [1.50%] (annual basis).

          Administrative Charge: [X.XX%] (annual basis)
               This charge will never exceed [0.25%] (annual basis).

          ING GET Fund Guarantee Charge: If applicable, the charge will be provided to the Contract Holder and will never exceed 0.75% (annual basis).

FIXED INTEREST OPTIONS AVAILABLE (see Section 6 and Section 7)

          Fixed Plus Account
          [Guaranteed Accumulation Account (GAA)]

FIXED PLUS ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 6.01)

          We guarantee that interest will be credited an annual effective yield that is at least equal to [1%-3%].

                                     S I - 1

FIXED PLUS ACCOUNT ANNUAL TRANSFER AND PARTIAL WITHDRAWAL LIMIT (see 6.02 and 6.03)

          [20%]

WAIVER OF FIXED PLUS ACCOUNT TRANSFER LIMIT (see 6.02)

          [$2,000]

WAIVER OF FIXED PLUS ACCOUNT FULL WITHDRAWAL PROVISION (see 6.05)

          When a full withdrawal is requested, payment from the Fixed Plus Account is not limited as described in 6.04 when the withdrawal is made:

          (a) When the amount in the Fixed Plus Account is [$2,000] or less (or, if applicable, as otherwise allowed by the Plan for a lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

          (b) Due to a Participant's death before Annuity payments begin and paid within six months of the Participant's death;

          (c)  As provided in Section 8.09;

          (d) To purchase Annuity payments on a life-contingent basis or payments for a stated period on a fixed-only basis;

          (e)  When a Participant is separated from service, and when:

               (1) Separation from service is documented in a form acceptable to us;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to separation from service during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period;

          (f)  Due to financial hardship as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to financial hardship during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period;

          (g) To purchase permissive past service credit under a governmental defined benefit plan; or

          (h)  Due to disability as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to disability during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period.

GUARANTEED ACCUMULATION ACCOUNT MINIMUM GUARANTEED INTEREST RATE (see 7.02)

          We guarantee that interest will be credited an annual effective yield that is at least equal to [1%-3%].

WITHDRAWAL RESTRICTIONS UNDER THE CODE (see 8.03)

          Limitations apply to partial and full withdrawals of the "restricted amount" from the Contract as required for Code Section 403(b)11). The restricted amount is the sum of:

          (1) Contributions attributable to a Participant's salary reduction Contributions made on and after January 1, 1989; plus

          (2) The net increase, if any, in the Individual Account value after December 31, 1988 attributable to investment gains and losses and credited interest.

                                     S I - 2

          The restricted amount may be partially or fully withdrawn only if one or more of the following conditions are met. The Participant has:

          (a)  Separated from service when certified by the employer;

          (b)  Attained age 59 1/2;

          (c)  Died;

          (d)  Become disabled, as defined by the Code;

          (e) Experienced financial hardship as defined by the Code. The amount available for financial hardship is limited to the lesser of the amount necessary to satisfy the need or Contributions attributable to salary reduction Contributions made on or after January 1, 1989; or

          (f) Met other circumstances as otherwise allowed by federal law, regulations or rulings.

          No withdrawal restrictions apply to salary reduction Contributions and earnings credited to such Contributions on or before December 31, 1988.

          In addition, any portion of an Individual Account representing amounts transferred under Internal Revenue Service Revenue Ruling 90-24 from a Code Section 403(b)(7) custodial account will be subject to the restrictions set forth in Code Section 403(b)(7)(A)(ii).

WITHDRAWAL CHARGE (see 8.04)

          For each withdrawal from an Individual Account, we may deduct a withdrawal charge. This charge is a percentage of the amount withdrawn. The withdrawal charge is as follows:

          [NUMBER OF YEARS SINCE INDIVIDUAL
          ACCOUNT ESTABLISHED]                                 WITHDRAWAL CHARGE
          ---------------------------------                    -----------------
          [Fewer than 5                                                5%
          5 or more, but fewer than 7                                  4%
          7 or more, but fewer than 9                                  3%
          9 or more, but fewer than 10                                 2%
          10 or more                                                   0%]

          The withdrawal charge will never exceed 8.5% of total Contributions, or the maximum permitted by National Association of Securities Dealers, Inc. (NASD) rules.

WAIVER OF WITHDRAWAL CHARGE (see 8.05)

          The withdrawal charge does not apply when the withdrawal is:

          (a)  Used to purchase Annuity payments;

          (b) Used to purchase a single premium immediate Annuity or individual retirement Annuity issued by the Company or one of its affiliates, provided that the right to cancel under the new Contract is not exercised. We will treat exercise of the right to cancel as a reinstatement and any subsequent withdrawal may then be subject to the withdrawal charge applicable on the date of the withdrawal;

          (c)  Under a systematic distribution option (see 8.08);

          (d)  When we terminate an Individual Account as provided in 8.09;

          (e) When the Individual Account value is [$5,000] or less (or, if applicable, as otherwise allowed by the Plan for lump-sum cash-out without Participant consent) and during the previous [12 months] no amounts have been withdrawn, transferred, taken as a loan (if allowed under the Contract), or used to purchase Annuity payments;

          (f)  Due to a Participant's death before Annuity payments begin;

                                     S I - 3

          (g) In an amount equal to or less than [10%] of the Individual Account value when the withdrawal is the first withdrawal in a calendar year and is made to a Participant who is at least age 59 1/2 and not older than age 70 1/2 (not available when a systematic distribution option is in effect). Any outstanding loans are not included in the Individual Account value when determining the [10%] amount. This waiver does not apply to full withdrawals or to a withdrawal due to a loan default;

          (h) Made to a Participant who is separated from service when certified by the employer;

          (i)  Due to financial hardship as defined in the Code;

          (j) Due to the transfer of the Individual Account value to another contract issued by the Company for the Plan, subject to various conditions agreed to by the Contract Holder and the Company;

          (k) For a transfer as provided under Internal Revenue Service Revenue Ruling 90-24 to a Company Code Section 403(b)(7) custodial account;

          (l) To purchase permissive past service credit under a governmental defined benefit plan; or

          (m)  Due to disability as defined in the Code, and when:

               (1)  If applicable, certified by the employer;
               (2)  The amount is paid directly to the Participant; and
               (3) The amount paid for all withdrawals due to disability during the previous [12 months] does not exceed [20%] of the average value of all Individual Accounts under the Contract during that period.

REQUIRED DISTRIBUTIONS (see 8.07)

          Generally, for Contributions made and earnings credited after December 31, 1986, distribution must begin by April 1 of the calendar year following the later of the calendar year in which a Participant (1) attains age 70 1/2 or (2) retires. For Individual Account values as of December 31, 1986, distribution must begin by the last day of the year in which a Participant attains age 75 or retires, whichever is later.

          The entire Individual Account value must be distributed, or begin to be distributed, over the life or life expectancy of a Participant, or joint lives or joint life expectancies of a Participant and a beneficiary.

INDIVIDUAL ACCOUNT TERMINATION AMOUNT (see 8.09)

          [$10,000]

LOANS (see 9.01)

          [Loans are available under this Contract.]

CONTRACT BENEFICIARY (see 10.02)

          The Contract beneficiary is named by the Participant.

                                     S I -4